Exhibit 10.28

Shareholders’ Voting Right Proxy Agreement

This Shareholders’ Voting Right Proxy Agreement (the “Agreement”) is made and entered into as of January 30, 2019 by and among:

Party A: Beijing Melo Technology Co., Ltd., with its domicile at Room 1406-016, 14/F, Shining Tower, No. 35, Xueyuan Road, Haidian District, Beijing, its legal representative is Zheng Han.

Party B1: Guohang Wang, ID number: [____________]

Party B2: You Liang, ID number: [____________]

Party B3: Yadong Xingchen Investment Development Co., Ltd., with its domicile at No. 8 Chengdong Road, Yadong County, Tibet, and its legal representative is Donghui Pan.

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership), with its domicile at Room 1504, Office Building 11, No.1 Meishan Salt Field, Beilun District, and its executive partner is Ningbo Meishan Bonded Port Area Bozhong Tianyuan Investment Management Co., Ltd.

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership), with its domicile at 5/F, No. 138, Genta West Road, Taozhu Street, Zhuji City, Zhejiang Province, and its executive partner is Beijing Shangde Heli Investment Management Co., Ltd.

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd., with its residence at Room 205, 2nd Floor, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing, and its legal representative is Guohang Wang.

In this Agreement, Party B constitutes existing shareholders (hereinafter referred to as “Existing Shareholders”) of Party C, Party A, Party B and Party C are individually referred to as a “Party” and collectively referred to as the “Parties”.

Whereas:

1.                  As of the signing date of this Agreement, the Existing Shareholders are sole shareholders of Beijing Weixue Tianxia Education Technology Co., Ltd., jointly holding 100% of the equity interests in Beijing Weixue Tianxia Education Technology Co., Ltd.;

2.                  The Existing Shareholders intend to entrust Beijing Melo Technology Co., Ltd. or its designated person to exercise its voting rights in Beijing Weixue Tianxia Education Technology Co., Ltd. and Beijing Melo Technology Co., Ltd. agrees to accept such entrustment.

NOW, THEREFORE, the Parties, after friendly negotiations, hereby agree below:

1

Article 1       Voting Right Entrustment

1.                                     The Existing Shareholders hereby irrevocably undertake to respectively execute a proxy letter substantially in the form and substance of the annex hereto upon execution of this Agreement whereby they shall each authorize Beijing Melo Technology Co., Ltd. (the “Trustee”) to exercise, on their behalf, the following rights available to them in their capacity as shareholders of Beijing Weixue Tianxia Education Technology Co., Ltd. under the then-effective articles of association of Beijing Weixue Tianxia Education Technology Co., Ltd. (collectively, “Entrusted Rights”):

(1)                                Proposing the convening of and attending shareholders’ meetings of Beijing Weixue Tianxia Education Technology Co., Ltd. pursuant to the company’s articles of association as proxy of the Existing Shareholders;

(2)                                Exercising voting rights on behalf of the Existing Shareholders on all issues required to be discussed and resolved by the shareholders’ meeting, including but not limited to sale, transfer, pledge or disposal of all or part of the equity held by Party B in Party C, appointment and election of directors and other senior executives to be appointed and removed by shareholders;

(3)                                Other shareholder voting rights under the articles of association of Beijing Weixue Tianxia Education Technology Co., Ltd. (including other shareholder voting rights as provided in such articles of association as amended).

The precondition of the above authorization and entrustment is that Beijing Melo Technology Co., Ltd. consents to such authorization and entrustment. When and only when a written notice is issued by Beijing Melo Technology Co., Ltd. to the Existing Shareholders with respect to the removal of the Trustee, the Existing Shareholders shall immediately entrust any other trustee then designated by Beijing Melo Technology Co., Ltd. to exercise the Entrusted Rights, the new Power of Attorney shall supersede the previous one once it is executed; except for the above circumstances, the Existing Shareholders shall not revoke the authorization and entrustment to the Trustee. Beijing Melo Technology Co., Ltd. reserves the right, at its sole discretion, to delegate or transfer any of its rights relating to the above matters to any other person or entity without prior notice to or prior consent of the Existing Shareholders.

2.                                     Within the scope of authorization hereunder, the Trustee shall perform the entrusted duties lawfully with diligence and duty of care; the Existing Shareholders shall acknowledge and be liable to any legal consequences arising from the Trustee’s exercise of the aforesaid Entrusted Rights.

3.                                     The Existing Shareholders hereby acknowledge that in exercising the aforesaid Entrusted Rights, the Trustee is not required to seek the prior opinions of the Existing Shareholders. However, the Trustee shall inform the Existing Shareholders in a timely manner of any resolution or proposal on convening an interim shareholders’ meeting after such resolution or proposal is made.

4.                                     Without limiting the generality of the authority granted hereunder, Beijing Melo Technology Co., Ltd. has the power and authority hereunder to enter into the transfer contract (when the Existing Shareholders are required to be a party thereto) stipulated in the Exclusive Option Agreement on behalf of the Existing Shareholders, and to perform the terms of the Equity Pledge Agreement and the Exclusive Option Agreement signed on the same day as this Agreement, to which the Existing Shareholders are a party.

5.                                     Without limiting the generality of the authority granted under this Power of Attorney, the Existing Shareholders irrevocably acknowledge, agree and authorize Beijing Melo Technology Co., Ltd. to, according to the situation and general resolutions and judgment of its board of directors, determine exclusively decide the disposal of the equity of Beijing Weixue Tianxia Education Technology Co., Ltd. (including but not limited to sale, transfer, grant, give, pledge, encumber, exchange or otherwise to the third party designated by Beijing Melo Technology Co., Ltd. (the same below), the decisions made by Beijing Melo Technology Co., Ltd. in respect of the matters mentioned above based on the authority granted hereunder shall be legally binding upon Beijing Weixue Tianxia Education Technology Co., Ltd. and its equity, in this regard, Party C confirms and agrees: (1) to sign the necessary documents for the disposal of Beijing Weixue Tianxia Education Technology Co., Ltd.’s equity as decided by Beijing Melo Technology Co., Ltd. (including but not limited to sale agreement, transfer agreement, resolutions of Beijing Weixue Tianxia Education Technology Co., Ltd., (2) at the board meetings and/or shareholders’ meetings of Beijing Weixue Tianxia Education Technology Co., Ltd. relating to the disposal of Beijing Weixue Tianxia Education Technology Co., Ltd.’s as decided by Beijing Melo Technology Co., Ltd., to procure the directors recommended or designated by Beijing Weixue Tianxia Education Technology Co., Ltd. and authorized representatives at shareholders’ meetings to vote for such disposal or to sign the corresponding resolutions of the board of directors or the shareholders’ meeting of Beijing Weixue Tianxia Education Technology Co., Ltd.; (3) to hereby irrevocably authorize Beijing Melo Technology Co., Ltd. to sign all necessary documents on behalf of Beijing Weixue Tianxia Education Technology Co., Ltd., and the documents signed by Beijing Melo Technology Co., Ltd. have legally binding effect on Beijing Weixue Tianxia Education Technology Co., Ltd., (4) to take all other necessary or appropriate measures to realize the disposal of Beijing Weixue Tianxia Education Technology Co., Ltd.’s equity as decided by Beijing Melo Technology Co., Ltd., including but not limited to making, executing, delivering and/or submitting to the government agency or third party documents, agreements, certificates or instructions, assisting Beijing Weixue Tianxia Education Technology Co., Ltd., Beijing Melo Technology Co., Ltd., and the third party to obtain all government approvals, permits, licenses, registrations and filings necessary for the execution of the above-mentioned disposal of equity, as well as providing other cooperation and convenience to enable the aforementioned disposal to be implemented in a timely and effective manner when the rights and obligations of the Parties are involved.

Article 2       Right to Information

For the purpose of exercising the Entrusted Rights hereunder, Beijing Melo Technology Co., Ltd. is entitled to have access to the related information including Beijing Weixue Tianxia Education Technology Co., Ltd.’s operation, business, clients, finance, staff, etc. and access to relevant materials of Beijing Weixue Tianxia Education Technology Co., Ltd. The Existing Shareholders and Beijing Weixue Tianxia Education Technology Co., Ltd. shall fully cooperate with Beijing Melo Technology Co., Ltd. in this regard.

Article 3       Exercise of Entrusted Rights

1.                                     The Existing Shareholders shall provide sufficient assistance to the Trustee for its exercise of the Entrusted Rights, including prompt execution of the resolutions of the existing shareholders’ meeting or other related legal documents made by the Trustee when necessary (e.g., when the submission of such documents is necessary for the approval of, or registration or filing with government authorities).

2.                                     If at any time within the term of this Agreement, the granting or exercise of the Entrusted Rights hereunder is unenforceable for any reason (except for default by the Existing Shareholders or Beijing Weixue Tianxia Education Technology Co., Ltd.), the Parties shall immediately seek a most similar substitute for the provisions unenforceable and, if necessary, enter into a supplementary agreement to amend or adjust the provisions herein, so as to ensure the fulfillment of the purpose hereof.

Article 4       Representations and Warranties

1.                                     The Existing Shareholders hereby severally, but not jointly, represent and warrant as follows:

(1)                       In the case of a natural person, the Existing Shareholder is a PRC citizen with full capacity and with full capacity; with full and independent legal status and legal capacity, has obtained the appropriate authority to execute, deliver and perform this agreement, and may act independently as a subject of actions.

(2)                       In the case of a legal person, it is a limited liability company duly incorporated and validly existing under the laws of its place of incorporation, has independent legal personality; has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

(3)                       The Existing Shareholders have full power and authority to execute and deliver this Agreement and all other documents to be entered into by them which are related to the transaction contemplated hereunder, as well as to consummate such transaction. This Agreement shall be duly and lawfully executed and delivered by the Existing Shareholders and shall constitute the legal and binding obligations, enforceable against them in accordance with the terms hereof.

(4)                       The Existing Shareholders are registered lawful shareholders of Beijing Weixue Tianxia Education Technology Co., Ltd. as of the effective date hereof, and except the rights created by this Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement among the Existing Shareholders, Beijing Weixue Tianxia Education Technology Co., Ltd. and Beijing Melo Technology Co., Ltd., there is no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustee may completely and sufficiently exercise the Entrusted Rights in accordance with the then-effective articles of association of Beijing Weixue Tianxia Education Technology Co., Ltd.

2.                                     Beijing Melo Technology Co., Ltd. and Beijing Weixue Tianxia Education Technology Co.,

(1)                      They are respectively a limited liability company duly and a joint-stock company duly incorporated and validly existing under the laws of its place of incorporation, with an independent corporate personality, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

(2)                      Each of them has the full internal power and authority to execute and deliver this Agreement and all other documents to be entered into by it relating to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction hereunder.

3.                                     Beijing Weixue Tianxia Education Technology Co., Ltd. further represents and warrants that:

The Existing Shareholders are registered lawful shareholders of Beijing Weixue Tianxia Education Technology Co., Ltd. as of the effective date hereof, and except the rights created by this Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement among the Existing Shareholders, Beijing Weixue Tianxia Education Technology Co., Ltd. and Beijing Melo Technology Co., Ltd., there is no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustee may completely and sufficiently exercise the Entrusted Rights in accordance with the then-effective articles of association of Beijing Weixue Tianxia Education Technology Co., Ltd.

Article 5       Term of Agreement

1.                                     This Agreement becomes effective on the date of due execution by the Parties hereto, and shall continue in force until it is terminated in advance by written agreement of the Parties or by Party A in accordance with the provisions of Section 5.3 hereof.

2.                                     If any Existing Shareholder has transferred all its equities in Beijing Weixue Tianxia Education Technology Co., Ltd. with the prior consent of Beijing Melo Technology Co., Ltd., such Party will cease to be a party to this Agreement, but the obligations and undertakings of the other Parties hereunder will not be affected thereby. If, with the prior written consent of Beijing Melo Technology Co., Ltd., any Existing Shareholder has transferred all or part of its equity in Beijing Weixue Tianxia Education Technology Co., Ltd., such Existing Shareholder undertakes to obtain the written confirmation of the equity transferee, agreeing to succeed and fulfill all its responsibilities, obligations and commitments hereunder.

3.                                     Termination:

(1)                       Early termination. Beijing Melo Technology Co., Ltd. reserves the right to terminate this Agreement at any time by giving written notice to the other Parties thirty (30) days in advance.

(2)                       Automatic termination. Notwithstanding any other provision in this Agreement, if as of June 30, 2020, Party A and Party C have not been sold to the designated third-party buyer (the “Potential Buyer”), and the ultimate actual stakeholders of Party A and Party C have not acquired the shares additionally offered to them, unless otherwise agreed in writing, this Agreement shall be immediately terminated.

(3)                       Provisions surviving the termination. After the termination of this Agreement, the rights and obligations of the Parties under Articles VI and VII will continue to be valid.

Article 6       Confidentiality Obligations

1.                            Irrespective of whether this Agreement has been terminated, each of the Parties shall maintain in strict confidence the business secrets, proprietary information, customer information and any other information of a confidential nature of the other Parties coming into its knowledge during the entry into and performance of this Agreement (“Confidential Information”). Except where prior written consent has been obtained from the Party disclosing the Confidential Information or where disclosure to a third party is mandated by relevant laws or regulations, stock exchange rules, requirements of the regulatory authority or the court, or listing requirements, the Party receiving the Confidential Information shall not disclose any Confidential Information to any third party; the Party receiving the Confidential Information shall not use, either directly or indirectly, any Confidential Information other than for the purpose of performing this Agreement.

2.                            The following information shall not constitute the Confidential Information:

(1)                                any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means;

(2)                                any information which enters the public domain other than as a result of a fault of the receiving Party; or

(3)                                any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.

3.                            A receiving Party may disclose the Confidential Information to its relevant employees, agents or its appointed professionals, provided that such receiving Party shall ensure that such persons shall comply with relevant terms and conditions of this Agreement and that it shall assume any liability arising out of any breach by such persons of relevant terms and conditions of this Agreement.

4.                            Notwithstanding any other provisions of this Agreement, the validity of this Article 6 shall not be affected by any termination of this Agreement.

Article 7       Liability for Default and Indemnification

1.                            The Parties agree and acknowledge that if any Party (the “Defaulting Party”) substantially breaches any provision hereunder, or substantially fails to perform or substantially delays in performing any obligation hereunder, such breach, failure or delay shall constitute a default hereunder (“Default”) and that in such event, any of the non-defaulting Parties (“Non-Defaulting Party”) shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the Non-Defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, the Non-Defaulting Party shall be entitled to demand the Defaulting Party to indemnify for damage (including the legal costs and attorney fees resulting therefrom).

2.                            Notwithstanding any other provisions hereof, the validity of this Article 7 shall not be affected by any suspension or termination of this Agreement.

Article 8       Governing Law and Dispute Resolution

1.                            The conclusion, effectiveness, interpretation and performance of this Agreement and the dispute resolution hereunder shall be governed by the laws of China.

2.                            Dispute resolution:

Any dispute arising from the interpretation and performance of this Agreement shall be resolved through friendly negotiation among the Parties. If, within 30 days after a Party claims to resolve the dispute through negotiation, no agreement can be reached, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its then-current arbitration rules. The seat of arbitration shall be in Beijing. The arbitral award shall be final and binding on all Parties.

Article 9       Change in Law

After this Agreement takes effect, if any legislative or administrative authority makes modifications to the provisions of any central or local law, regulation, rule or other normative documents, including but not limited to modifying, supplementing or annulling the existing laws, regulations, rules or other normative documents, or interpreting the existing laws, regulations, rules or other normative documents or promulgating implementation measures or detailed rules (hereinafter referred to as “Modifications”), or enacting new laws, regulations, rules or other normative documents (hereinafter referred to as “New Regulations”), the following provisions shall be applied:

1.                            If the Modifications or the New Regulations are more favorable to any Party than the relevant laws, regulations, rules or other normative documents in effect as of the effective date of this Agreement (and the other Parties are not significantly and adversely affected thereby), then the Parties shall timely apply to the relevant agencies (if needed) for the benefit of these Modifications or New Regulations. The Parties shall use their best efforts to get the application approved.

2.                            If, due to the Modifications or the New Regulations, the economic interests of Beijing Melo Technology Co., Ltd. hereunder are significantly and adversely affected, directly or indirectly, and the Parties cannot solve such adverse effect suffered by Beijing Melo Technology Co., Ltd. in accordance with the provisions hereof, after Beijing Melo Technology Co., Ltd. notifying the other Parties of such, the Parties shall promptly negotiate with each other to make all necessary modifications to this Agreement, so as to maintain the economic benefits of Beijing Melo Technology Co., Ltd. hereunder to the maximum extent.

Article 10                            Force Majeure

1.                            “Force Majeure” means any event beyond the reasonable control of one Party and which is unavoidable even with reasonable care of the affected Party, including but not limited to, natural force, war, riot, etc. However, insufficient credit, funds or financing shall not be considered as matters beyond the reasonable control of one Party. The Party affected by force majeure event and seeking exemption from liabilities hereunder shall notify the other Parties of such events exempted from liability and of steps to be taken to complete the performance as soon as possible.

2.                            When the performance of this Agreement is delayed or hindered by force majeure event defined above, the Party affected thereby shall take no responsibility for any liability under this Agreement to the extent delayed or hindered. The affected Party shall take appropriate measures to mitigate or eliminate the effect of force majeure and shall endeavor to resume the performance of obligations that are delayed or hindered due to force majeure event. Once the force majeure event is removed, the Parties agree to use their best efforts to resume the performance under this Agreement.

Article 11                            Miscellaneous

1.                                     Notice:

Notices hereunder shall be sent by hand, fax or registered mail. Any notice shall be deemed to be served on the sign-off date recorded on the receipt if sent by registered mail, or on the date of delivery or transmission if sent by hand or by fax. When a notice is sent by fax, the original shall be sent by registered mail or by hand immediately after transmission.

Party A: Beijing Melo Technology Co., Ltd.
Address: Room 315, Universal Business Park, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing

Party B1: Guohang Wang
Address: Room 315, Universal Business Park, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing

Party B2: You Liang
Address: Room 315, Universal Business Park, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing

Party B3: Yadong Xingchen Investment Development Co., Ltd.
Address: Room 2509, 25/F Floor, Fosun International Center, No. 237 Chaoyang North Road, Chaoyang District, Beijing

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center
Address: Room 2006, Block A, Raycom Wangjing industry Center, Chaoyang District, Beijing

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership)
Address: Room 3-2107, Damei Central Plaza, No. 7 Qingnian Road, Chaoyang District, Beijing

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd.
Address: Room 315, Universal Business Park, Building 1, No. 10, Jiuxianqiao Road, Chaoyang District, Beijing

2.                                     Further assurance:

The Parties agree to promptly sign documents that are reasonably necessary or beneficial to the implementation of the provisions and purposes of this Agreement, and to take further actions that are reasonably necessary or beneficial to the implementation of the provisions and purposes of this Agreement.

3.                                     Entire agreement:

Except for the written amendments, supplements or modifications made after the execution of this Agreement, this Agreement shall constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all oral or written negotiations, representations and contracts among the Parties with respect to the subject matter hereof.

4.                                     Headings

The headings contained in this Agreement are for reference purposes only and shall not be used to explain, illustrate or otherwise affect the meaning of the provisions hereof.

5.                                     Taxes and dues:

The taxes and dues incurred by the Parties arising from the execution and performance of this Agreement shall be borne by the Parties respectively.

6.                                     Assignment:

Except with the prior written consent of Beijing Melo Technology Co., Ltd., neither the Existing Shareholders nor Beijing Weixi Tianxia Education Technology Co., Ltd. may assign any of its rights and/or obligations hereunder to any third party.

7.                                     Severability:

If any provision of this Agreement is invalid or unenforceable due to inconsistency with the relevant laws, such provision shall be invalid or unenforceable only within the jurisdiction of the relevant laws and shall not affect the legal effect of other provisions of this Agreement.

8.                                     Waiver:

Any Party hereto may waive the terms and conditions of this Agreement, provided that such waiver shall be valid only if made in writing and signed by the Parties. A waiver made by one Party in respect of a breach of contract by any other Party shall not be deemed to be waiver of have been waived by the other party for a similar breach in other circumstances.

9.                                     Amendments and supplements:

The Parties shall modify and supplement this Agreement in writing. Amendments and supplementary agreements to this Agreement, which are duly signed by the Parties, shall constitute an integral part of this Agreement and have the same legal effect as this Agreement.

10.                              Counterpart:

This Agreement is prepared in Chinese and written in seven originals, with each Party hereto holding one copy.

(No text below)

(No text on this page, this being the signature page to the Shareholders’ Voting Rights Proxy Agreement)

Party A: Beijing Melo Technology Co., Ltd.

/s/Seal of Beijing Melo Technology Co., Ltd.

Party B1: Guohang Wang

/s/Guohang Wang

Party B2: You Liang

/s/You Liang

Party B3: Yadong Xingchen Investment Development Co., Ltd.

/s/Seal of Yadong Xingchen Investment Development Co., Ltd.

Signature of authorized representative:	/s/Donghui Pan

Party B4: Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)

/s/Seal of Ningbo Meishan Bonded Port Area Bozhong Shangdong Investment Center (Limited Partnership)

Party B5: Zhuji Shangde Heli Investment Partnership (Limited Partnership)

/s/Seal of Zhuji Shangde Heli Investment Partnership (Limited Partnership)
Signature of authorized representative:	/s/Yixin Xu

Party C: Beijing Weixue Tianxia Education Technology Co., Ltd.

Signature Page to the Shareholders’ Voting Rights Proxy Agreement

/s/Seal of Beijing Weixue Tianxia Education Technology Co., Ltd.

Signature Page to the Shareholders’ Voting Rights Proxy Agreement

Annex to the Shareholders’ Voting Rights Proxy Agreement